UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

InsPro Technologies Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INSPRO TECHNOLOGIES CORPORATION

150 N. Radnor-Chester Road, Suite B-101

Radnor, Pennsylvania 19087

_____________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AUGUST 17, 2016

To our stockholders:

NOTICE HEREBY IS GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of InsPro Technologies Corporation (the “Company”) will be held at the Company’s offices located at 150 N. Radnor-Chester Rd., Suite B-101, Radnor, Pennsylvania 19087, on Wednesday, August 17, 2016, at 10:00 a.m., Philadelphia, Pennsylvania time, for the following purposes:

1)	To elect twelve directors;

2)	To ratify the appointment of D’Arelli Pruzansky, P.A. as the Company’s independent registered public accountants for the fiscal year ending December 31, 2016;

3)	To approve, by a non-binding, advisory vote, of the compensation of our named executive officers;

4)	To approve, by a non-binding, advisory vote, of the frequency of the shareholder advisory vote on executive compensation; and

5)	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only stockholders of record at the close of business on June 30, 2016, the record date, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

To attend the Annual Meeting, you must present a valid, government issued photo identification (such as a driver’s license or a passport) and demonstrate that you were a stockholder of the Company as of the close of business on June 30, 2016, or hold a valid proxy for the Annual Meeting from such a stockholder. If you are not a stockholder of record but hold shares through a broker, trustee or nominee, you will need to bring proof of your beneficial ownership as of June 30, 2016, such as a brokerage account statement showing your ownership on that date or similar evidence of such ownership. Only stockholders who own common or preferred stock of the Company, or hold a valid proxy, as of the close of business on June 30, 2016 will be permitted to attend the Annual Meeting.

By Order of the Board of Directors,

Donald R. Caldwell

Chief Executive Officer and Chairman of the Board of Directors

July 14, 2016

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY.

INSPRO TECHNOLOGIES CORPORATION

150 N. Radnor-Chester Road, Suite B-101

Radnor, Pennsylvania 19087

PRELIMINARY PROXY STATEMENT

This proxy statement is being furnished to the stockholders of InsPro Technologies Corporation, a Delaware corporation (the “Company,” “we,” “us” or “our”), in connection with the solicitation by our board of directors of proxies for use at our 2016 Annual Meeting of Stockholders and any adjournments thereof (the “Annual Meeting”). The Annual Meeting will be held at the offices of the Company located at 150 N. Radnor-Chester Rd., Suite B-101, Radnor, Pennsylvania 19087, on Wednesday, August 17, 2016, at 10:00 a.m., Philadelphia, Pennsylvania time. This proxy statement and the enclosed proxy card are being mailed to stockholders on July 16, 2016. We have also enclosed our 2015 annual report on Form 10-K (which does not form a part of the proxy solicitation material).

The costs incidental to soliciting and obtaining proxies, including the cost of reimbursing banks and brokers for forwarding proxy materials to their principals, will be borne by us. Proxies may be solicited, without extra compensation, by officers and employees, both in person and by mail, telephone, facsimile or any other method of communication. We may employ an outside firm to assist in the solicitation of proxies and the cost, if any, for such services will be paid by us.

VOTING AT THE ANNUAL MEETING

Record Date; Proxies; Vote Required

Only the holders of shares of our common stock, par value $0.001 per share (the “Common Stock”), our Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), our Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”, and together with the Series A Preferred Stock, the “Preferred Stock”) (the Common Stock and the Preferred Stock together are referred to herein as the “Shares”), of record at the close of business on June 30, 2016 (the “Record Date”) are entitled to vote at the Annual Meeting. As of the Record Date, we had outstanding 41,543,655 shares of Common Stock, 1,276,750 shares of Series A Preferred Stock and 5,307,212 shares of Series B Preferred Stock. A majority of the Shares entitled to vote that are present in person or represented by proxy at the Annual Meeting will constitute a quorum for the transaction of business. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the Annual Meeting. Each holder of shares of Common Stock is entitled to one vote for each share of Common Stock owned of record by such stockholder on the Record Date with respect to each matter to be voted on at the Annual Meeting. Each holder of shares of Preferred Stock is entitled to vote, with respect to any question upon which holders of shares of Common Stock are entitled to vote, together with the holders of shares of Common Stock as one class on an as-converted basis. Under the terms of the Series A Convertible Preferred Stock and Series B Convertible Preferred Stock, each holder of shares of Preferred Stock is entitled to vote the equivalent of 20 shares of Common Stock for each share of Preferred Stock owned of record by such stockholder on the Record Date with respect to each matter to be voted on at the Annual Meeting.

All Shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting and not revoked will be voted in the manner specified on those proxies. If a properly executed proxy is received prior to the Annual Meeting and not revoked, but no instructions are given in the proxy, the Shares will be voted by the proxy agents FOR the proposal to elect to our board of directors the twelve nominees listed in this proxy statement, FOR the proposal to ratify the appointment of D’Arelli Pruzansky, P.A. as our independent registered public accountants, FOR the proposal to approve, by a non-binding, advisory vote, of the compensation of our named executive officers, and FOR the proposal to approve, by a non-binding, advisory vote, of the frequency of the shareholder advisory vote on executive compensation. A stockholder may revoke his or her proxy at any time before it is exercised by providing written notice to Anthony R. Verdi, our Chief Financial Officer, by delivery of a later-dated signed proxy or by voting in person at the Annual Meeting. There are no rights of appraisal or similar rights of dissenters with respect to any matter to be acted upon at the Annual Meeting.

For proposal 1, election as a director requires a plurality of the votes of the Shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. For proposal 4, the alternative receiving the vote of a majority of the Shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal will be the act of the stockholders. Because this proposal 4 entails three alternatives, it is possible that none of the alternatives will receive a majority vote. In that case, the board nevertheless will carefully consider the outcome of the vote when considering the frequency of future advisory votes on executive compensation. With respect to the approval of proposals 2 and 3 and any other matter that may properly be brought before the Annual Meeting, the affirmative vote of a majority of Shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter is required to take action unless a greater percentage is required by our Certificate of Incorporation or Amended and Restated Bylaws.

A properly executed proxy marked “Withhold From All” with respect to the election of the director nominees will not be voted with respect to such director nominees, although it will be counted for purposes of determining whether there is a quorum. For the purpose of determining the number of votes cast for approval of other matters to be voted on at the Annual Meeting, only those cast “for” or “against” will be included. Abstentions may be specified on any proposals other than the election of directors and are considered Shares entitled to vote on these matters and therefore will have the effect of a vote against these proposals. Broker non-votes are not considered Shares entitled to vote on the other proposals and therefore will not be taken into account in determining the outcome of the vote on these proposals. “Broker non-votes” occur when a nominee holding Shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Security Ownership of Certain Beneficial Owners and Management

The following table shows information known by us with respect to the beneficial ownership of our shares of Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock as of June 30, 2016, for each of the following persons:

•	each of our directors;

•	our named executive officers;

•	all of our directors, director nominees and executive officers as a group; and

•	each person or group of affiliated persons or entities known by us to beneficially own 5% or more of our common stock, Series A Convertible Preferred Stock or Series B Convertible Preferred Stock.

The number of Shares beneficially owned, beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission. Under these rules, beneficial ownership includes any Shares as to which the individual or entity has sole or shared voting power or investment power, and includes any Shares that an individual or entity has the right to acquire beneficial ownership of within 60 days of June 30, 2016 through the exercise of any warrant, stock option or other right. In computing the number of Shares beneficially owned by a person and the percentage ownership of that person, Shares underlying options and warrants that are exercisable within 60 days of June 30, 2016 are considered to be outstanding. To our knowledge, except as indicated in the footnotes to the following table and subject to community property laws where applicable, the persons named in this table have sole voting and investment power with respect to all Shares shown as beneficially owned by them. The following table is based on 41,543,655 shares of Common Stock, 1,276,750 shares of Series A Preferred Stock and 5,307,212 shares of Series B Preferred Stock outstanding as of June 30, 2016. Unless otherwise indicated, the address of all individuals and entities listed below is InsPro Technologies Corporation, 150 N. Radnor-Chester Road, Suite B-101, Radnor, Pennsylvania 19087.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Title of Class	Percent of Shares Beneficially Owned
Directors and Executive Officers:

Brian Adamsky	85,688,674 (1)(2)	Common Stock	74.8%
	1,250,000 (2)	Series A Preferred Stock	97.9%
	1,887,186 (2)(3)	Series B Preferred Stock	35.2%
Michael Azeez	15,099,990 (4)(5)(13)	Common Stock	26.7%
	463,333 (4)(7)	Series B Preferred Stock	8.7%
Donald R. Caldwell	86,199,770 (1)(2)	Common Stock	75.2%
	1,250,000 (2)	Series A Preferred Stock	97.9%
	1,887,186 (2)(3)	Series B Preferred Stock	35.2%
Mark Daley	1,000,000 (21)	Common Stock	2.4%
	20,000 (22)	Series A Preferred Stock	1.5%
Robert J. Oakes	9,026,813 (6)	Common Stock	16.9%
	151,250 (8)	Series A Preferred Stock	10.6%
	300,000 (10)	Series B Preferred Stock	5.4%

2

Name of Beneficial Owner	Number of Shares Beneficially Owned	Title of Class	Percent of Shares Beneficially Owned
John Harrison	770,000 (14)	Common Stock	1.8%
	1,250	Series A Preferred Stock	*
	30,000 (7)	Series B Preferred Stock	*
Kenneth Harvey	6,000,000 (11)	Common Stock	12.6%
	300,000 (10)	Series B Preferred Stock	5.4%
John Keddy	-	Common Stock	*
	-	Series A Preferred Stock	*
Alan Krigstein	-	Common Stock	*
L. J. Rowell	815,600 (12)	Common Stock	1.9%
	30,000 (7)	Series B Preferred Stock	*
Paul Soltoff	805,000 (14)	Common Stock	1.9%
	1,250	Series A Preferred Stock	*
	30,000 (7)	Series B Preferred Stock	*
Sanford Rich	715,000 (14)	Common Stock	1.7%
	1,250	Series A Preferred Stock	*
	30,000 (7)	Series B Preferred Stock	*
Anthony R. Verdi	9,085,000 (9)(15)	Common Stock	18.0%
	151,250 (8)	Series A Preferred Stock	10.6%
	300,000 (10)	Series B Preferred Stock	5.4%
Edmond Walters	5,771,613 (20)	Common Stock	12.2%
	196,666 (7)	Series B Preferred Stock	3.7%
All directors and executive officers as a group (14 persons)	134,891,700 (1)(2) (4)(5)(6)(9) (11)(12)(13) (14)(15)(20)(21)	Common Stock	85.4%
	1,556,250 (2)(8)(22)	Series A Preferred Stock	98.7%
	3,567,185 (2)(3)(4)(7)(10)	Series B Preferred Stock	55.3%
Holders of More than Five Percent of Our Common Stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock:

The Co-Investment Fund II, L. P.	85,688,674 (16)	Common Stock	74.8%
	1,250,000	Series A Preferred Stock	97.9%
	1,887,186 (3)	Series B Preferred Stock	35.2%

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Name of Beneficial Owner	Number of Shares Beneficially Owned	Title of Class	Percent of Shares Beneficially Owned
Independence Blue Cross	58,933,330 (17)	Common Stock	58.7%
	2,530,000 (7)	Series B Preferred Stock	47.4%

Azeez Investors, LLC	9,999,990 (5)	Common Stock	19.4%
	283,333	Series B Preferred Stock	5.3%

Azeez Enterprises, LP	4,500,000 (13)	Common Stock	9.8%
	150,000	Series B Preferred Stock	2.8%

Scarpa Family Trust, 2005	11,000,010 (18)	Common Stock	20.9%
	366,667	Series B Preferred Stock	6.9%

John Scarpa	4,500,000 (23)	Common Stock	9.8%
	150,000	Series B Preferred Stock	2.8%

Trustmark Insurance Company	40,000,000 (24)	Common Stock	49.1%
	2,000,000 (25)	Series B Preferred Stock	27.4%

Alvin H. Clemens	2,929,080 (19)	Common Stock	7.1%

* Less than 1%

(1)	Includes 12,646,874 shares of common stock, 10,298,080 shares underlying warrants, which are convertible within 60 days of June 30, 2016, 25,000,000 shares underlying 1,250,000 shares of Series A Convertible Preferred Stock, which are convertible, at the sole option of the holder, into twenty shares of our common stock per share of Series A Convertible Preferred Stock, and 36,543,720 shares underlying 1,827,186 shares of Series B Convertible Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock, which are beneficially owned by The Co-Investment Fund II, L. P. (“Co-Investment”)), designee of Cross Atlantic Capital Partners, Inc. Also includes 1,200,000 shares underlying warrants which are exercisable within 60 days of June 30, 2016, to purchase 60,000 shares of Series B Convertible Preferred Stock, which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock, which are beneficially owned by Co-Investment.

(2)	Represents securities owned by Co-Investment, the designee of Cross Atlantic Capital Partners, Inc., of which Brian Adamsky is secretary, treasurer and chief financial officer and of which Donald R. Caldwell is managing partner. Mr. Caldwell is also a shareholder, director and officer of Co-Invest II Capital Partners, Inc., which is the general partner of Co-Invest Management II, L.P., which is the general partner of Co-Investment. Mr. Adamsky and Mr. Caldwell disclaim beneficial ownership of these securities, except to the extent of their pecuniary interest therein.

(3)	Includes 60,000 underlying shares underlying warrants which are exercisable within 60 days of June 30, 2016, which are beneficially owned by Co-Investment.

(4)	Includes securities owned by Azeez Investors, LLC and Azeez Enterprises, LP. Mr. Azeez is a managing member of Azeez Investors, LLC and Azeez Enterprises, LP. Mr. Azeez disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest therein.
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(5)	Includes 600,000 shares underlying a warrant which is exercisable within 60 days of March 28, 2016, to purchase 30,000 shares of Series B Convertible Preferred Stock which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock. Includes 5,666,660 shares underlying 283,333 shares of Series B Convertible Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock.

(6)	Includes 3,000,000 shares underlying a warrant which is exercisable within 60 days of June 30, 2016, to purchase 150,000 shares of Series A Convertible Preferred Stock which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series A Convertible Preferred Stock. Includes 25,000 shares underlying 1,250 shares of Series A Convertible Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series A Convertible Preferred Stock. Includes 6,000,000 shares underlying a warrant which is exercisable within 60 days of June 30, 2016, to purchase 300,000 shares of Series B Convertible Preferred Stock which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock.

(7)	Includes 30,000 shares underlying warrants, which are exercisable within 60 days of June 30, 2016.

(8)	Includes 150,000 shares underlying warrants which are exercisable within 60 days of June 30, 2016.

(9)	Includes 25,000 shares underlying 1,250 shares of Series A Convertible Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series A Convertible Preferred Stock.

(10)	Includes 300,000 shares underlying warrants, which are exercisable within 60 days of June 30, 2016.

(11)	Includes 6,000,000 shares underlying a warrant which is exercisable within 60 days of June 30, 2016, to purchase 300,000 shares of Series B Convertible Preferred Stock which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock.

(12)	Includes 600,000 shares underlying a warrant which is exercisable within 60 days of June 30, 2016, to purchase 30,000 shares of Series B Convertible Preferred Stock which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock.

(13)	Includes 3,000,000 shares underlying 150,000 shares of Series B Convertible Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock. Includes 1,500,000 shares underlying a warrant which is exercisable within 60 days of June 30, 2016.

(14)	Includes 25,000 shares underlying 1,250 shares of Series A Convertible Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series A Convertible Preferred Stock. Includes 600,000 shares underlying a warrant which is exercisable within 60 days of June 30, 2016, to purchase 30,000 shares of Series B Convertible Preferred Stock which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock.

(15)	Includes 3,000,000 shares underlying a warrant which is exercisable within 60 days of June 30, 2016, to purchase 150,000 shares of Series A Convertible Preferred Stock, which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series A Convertible Preferred Stock. Includes 6,000,000 shares underlying a warrant which is exercisable within 60 days of June 30, 2016, to purchase 300,000 shares of Series B Convertible Preferred Stock, which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock.

(16)	Includes 8,333,330 shares underlying warrants, which are exercisable within 60 days of June 30, 2016. Includes 25,000,000 shares underlying 1,250,000 shares of Series A Convertible Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series A Convertible Preferred Stock. Includes 36,543,720 shares underlying 1,827,186 shares of Series B Convertible Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock. Also includes 1,200,000 shares underlying warrants which are exercisable within 60 days of June 30, 2016, to purchase 60,000 shares of Series B Convertible Preferred Stock, which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock, which are beneficially owned by Co-Investment.

(17)	Includes 8,333,330 shares underlying warrants which are exercisable within 60 days of June 30, 2016. Includes 50,000,000 shares underlying 2,500,000 shares of Series B Convertible Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock.

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(18)	Includes 3,666,670 shares underlying warrants which are exercisable within 60 days of June 30, 2016. Includes 7,333,340 shares underlying 366,667 shares of Series B Convertible Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock.

(19)	Includes 1,000,000 shares of common stock held by The Clemens-Beaver Creek Limited Partnership, of which Alvin H. Clemens is the general partner. Also includes 100,000 shares held by Mr. Clemens’s minor children.

(20)	Includes 1,666,660 shares underlying warrants which are exercisable within 60 days of June 30, 2016. Includes 3,333,320 shares underlying 166,666 shares of Series B Convertible Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock. Includes 600,000 shares underlying a warrant which is exercisable within 60 days of June 30, 2016, to purchase 30,000 shares of Series B Convertible Preferred Stock which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock.

(21)	Includes 600,000 shares underlying options which are exercisable within 60 days of June 30, 2016. Excludes 1,200,000 shares underlying options which are not exercisable within 60 days of June 30, 2016. Includes 400,000 shares underlying a warrant which is exercisable within 60 days of June 30, 2016, to purchase 20,000 shares of Series A Convertible Preferred Stock, which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series A Convertible Preferred Stock. Excludes 1,200,000 shares underlying a warrant which is not exercisable within 60 days of June 30, 2016, to purchase 60,000 shares of Series A Convertible Preferred Stock, which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series A Convertible Preferred Stock.

(22)	Includes 20,000 shares underlying a warrant which is exercisable within 60 days of June 30, 2016, to purchase 20,000 shares of Series A Convertible Preferred Stock. Excludes 60,000 shares underlying a warrant which is not exercisable within 60 days of June 30, 2016, to purchase 60,000 shares of Series A Convertible Preferred Stock.

(23)	Includes 1,500,000 shares underlying warrants which are exercisable within 60 days of June 30, 2016. Includes 3,000,000 shares underlying 150,000 shares of Series B Convertible Preferred Stock, which are convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock.

(24)	Includes 40,000,000 shares underlying a warrant which is exercisable within 60 days of June 30, 2016, to purchase 2,000,000 shares of Series B Convertible Preferred Stock which are also convertible, at the sole option of the holder, into 20 shares of our common stock per share of Series B Convertible Preferred Stock.

(25)	Includes 2,000,000 shares underlying warrants, which are exercisable within 60 days of June 30, 2016.

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PROPOSAL 1: ELECTION OF TWELVE DIRECTORS

Our board of directors is authorized to have up to 15 members. Our board of directors currently has twelve members, all of which are nominees for director at the Annual Meeting. These nominees are Brian Adamsky, Michael Azeez, Donald R. Caldwell, John Harrison, Kenneth Harvey, Alan Krigstein, Robert J. Oakes, Sanford Rich, L.J. Rowell, Paul Soltoff, Anthony R. Verdi and Edmond J. Walters. Proxies may not be voted for a greater number of persons than the number of nominees named below. Each director to be elected will hold office until the next annual meeting of stockholders and until his or her successor is elected, or until the director’s death, resignation or removal.

Each nominee has expressed his or her willingness to serve as a director if elected, and we know of no reason why any nominee would be unable to serve. The persons named as proxy agents in the enclosed proxy card intend (unless instructed otherwise by a stockholder) to vote for the election of the nominees. If a nominee is unable to serve as a director, the proxy agents intend to vote any alternative nominee designated by our board of directors. Alternatively, our board of directors may decide to reduce the number of directors.

Set forth below is certain information with respect to each nominee to our board of directors.

Nominees for Terms Continuing Through our 2017 Annual Meeting of Stockholders

Brian K. Adamsky, 55, has served as one of our directors since August, 2012. Mr. Adamsky has worked at Cross Atlantic Capital Partners, Inc. (“Cross Atlantic”) since its inception in 1999, and presently serves as its Secretary/Treasurer and Chief Financial Officer. During his years at Cross Atlantic, he has served as a director at numerous of its portfolio companies including Profectus BioSciences, Inc. and Rubicon Technology, Inc. From 1996 to 1999, Mr. Adamsky was Chief Financial Officer at Megasystems, Inc., a portfolio company of Safeguard Scientifics, Inc. Prior to Megasystems, Mr. Adamsky worked in a variety of financial and operational roles at companies in the Philadelphia region. Mr. Adamsky worked in public accounting at Touche Ross & Company (now Deloitte & Touche) and is a Certified Public Accountant in the Commonwealth of Pennsylvania. Mr. Adamsky’s experience serving as a director and officer of numerous companies qualifies him to be a member of our board of directors.

Michael Azeez, 59, has served as one of our directors since December, 2011. Mr. Azeez is a managing member of Azeez Investors, LLC. Mr. Azeez co-founded Unitel in 1988 and served its President from 1988 until 2002. Mr. Azeez served in various executive positions at American Cellular Network Corporation from 1982 until 1988 and his positions included Vice President, General Manager of various divisions and as assistant to the President. Mr. Azeez is a member of the board of directors of Acrometis Strategic Software Services, which provides software solutions to insurance companies for workers compensation claims management. Mr. Azeez is a member of the board of directors of the Friends of Yemin Orde. Mr. Azeez is the Chairman and founder of the Sam Azeez Museum of Woodbine Heritage. Mr. Azeez’s significant executive and business development experience in the telecommunications industry and his civic service for various non-profit organizations qualifies him to be a member of our board of directors.

Donald R. Caldwell, 69, has served as one of our directors and as one of the Co-Chairman of our board of directors from April 2008 through November 24, 2009, as our Chairman since November 24, 2009 and as our Chief Executive Officer since January 26, 2015. Mr. Caldwell founded Cross Atlantic in 1999, and presently serves as its Chairman and Chief Executive Officer. He has served as a director at Rubicon Technology, Inc. since 2001 where he chairs the Compensation Committee; and at Diamond Management & Technology Consultants, Inc. (NASDAQ) from 1994 until its sale to PriceWaterhouse in 2010, and where he served as a member of their Compensation Committee, Audit Committee and as the lead Director since 2006. Mr. Caldwell is a director and a member of the Compensation and Audit Committees and Chairman of the Executive Committee of Quaker Chemical Corporation (NYSE), and a member of the Compensation Committee and the board of Voxware, Inc. , a supplier of voice driven solutions. Mr. Caldwell has been a director, Chairman of the Audit Committee and member of the compensation committee of Lighting Gaming, Inc. since 2005. Mr. Caldwell has been a director of Amber Road, Inc. (NYSE: AMBR) and serves on the Nominating and Governance Committee and Compensation Committee since 2005. Mr. Caldwell has been a director and member of the audit committee of Fox Chase Bancorp, Inc. (Nasdaq: FXCB), a stock holding company of Fox Chase Bank, since October of 2014. Mr. Caldwell was a director of Kanbay International, Inc. from 1999 through 2007 when it was purchased by Capgemini. From 1996 to 1999, Mr. Caldwell was President and Chief Operating Officer and a director of Safeguard Scientifics, Inc. Mr. Caldwell was a Certified Public Accountant in the State of New York. Mr. Caldwell’s experience serving as a director and officer of numerous public companies qualifies him to be a member of our board of directors.

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John Harrison, 72, has served as one of our directors since November 2005. He is a founding Partner and Executive Director of The Keystone Equities Group, Inc., a full service investment banking group and a registered NASD broker-dealer founded in 2003. Mr. Harrison also is a Managing Director of Covenant Partners, a hedge fund that invests in direct marketing services companies. In 1999, Mr. Harrison became a founding Partner of Emerging Growth Equities, Ltd., a full service investment banking and brokerage firm focused on raising capital for emerging technology companies addressing high-growth industry sectors. From 1985 to 2000, Mr. Harrison served as President of DiMark, a direct marketing agency that was subsequently acquired by Harte-Hanks in 1996. He also has held senior management positions with CUNA Mutual, RLI Insurance and CNA Insurance where he directed their direct marketing practice. Mr. Harrison was Chairman of Professional Insurance Marketing Association (PIMA) and Chairman of the DMA Financial Services Council. Mr. Harrison’s extensive experience in the financial and insurance sectors qualifies him to be a member of our board of directors.

Kenneth M. Harvey, 55, has served as a director since May 2014. Mr. Harvey has served as a director of Amber Road, Inc. (NYSE: AMBR), a provider of cloud-based global trade management solutions, since 2008. From 1989 until 2011, Mr. Harvey was employed by HSBC—Global Bank, serving as Chief Information Officer/Chief Operating Officer from 2008 to 2011 and as group general manager and Chief Information Officer from 2004 to 2007. He was president of HSBC Technology and Services, a wholly-owned subsidiary of HSBC, from 2003 to 2004. Since 2012, Mr. Harvey served as a Director of CLS Group Holdings AG. From 2012 to 2014 he was the Chairman of the Technology and Operations Committee and from 2014 Mr. Harvey has served as Chairman of the Board and a member of the Chairman’s Committee, which serves as the Compensation and Compliance Committees. Mr. Harvey also serves on the Senior Advisory Board of Oliver Wyman; a global management consulting firm. Mr. Harvey also served as director of CLS Bank International since 2011, and served as a director of Kanbay, Inc. from 2004 until 2007 and Vertical Networks, Inc. from 2002 until 2004. Mr. Harvey’s experience as an executive in the information technology field qualifies him to be a member of our board of directors.

Alan Krigstein, 64, has served as a director since June 2014. Mr. Krigstein is currently the Executive Vice President and Chief Financial Officer of Independence Blue Cross, a health insurer organization and independent licensee of the Blue Cross and Blue Shield Association, since 2009. Mr. Krigstein previously served as Senior Vice President and Chief Financial Officer of AmeriHealth Mercy Family of Companies from 1994 to 2009. Mr. Krigstein also serves as trustee and member of the audit committee of Plan Investment Fund, Inc., a mutual fund company that is open only to members and licensees of the Blue Cross and Blue Shield Association and certain related organizations, from 2011 to the present. Mr. Krigstein’s experience as an executive in the health insurance field qualifies him to be a member of our board of directors.

Robert J. Oakes, 57, has served as one of our directors since August 2008. He served as the President and CEO of our InsPro Technologies, LLC subsidiary since our acquisition of the subsidiary on October 1, 2007 through January 26, 2015 and serves as our Vice Chairman since January 26, 2015. From 1986 until 2007 Mr. Oakes was President and Chief Executive Officer of the general partner of Atiam Technologies L.P. (now known as InsPro Technologies, LLC), a software development and servicing company that developed, expanded and serviced products to serve the insurance and financial services markets. Mr. Oakes founded InsPro Technologies, LLC under the name “Atiam” in 1986 and led the company’s effort to design and develop its flagship product, InsPro Enterprise. InsPro Enterprise is a state-of-the-art Insurance, Marketing, Administration and Claim System that provides end-to-end insurance processing, technology and support, for a broad range of life, health and disability products. Mr. Oakes’ experience in the development of our flagship product and his management of InsPro Technologies, LLC through January 26, 2015, qualifies him to be a member of our board of directors.

Sanford Rich, 58, has served as one of our directors since April 2006. Mr. Rich is currently the Executive Director at New York City Board of Education Retirement System since January 2016.  Mr. Rich was Chief of Negotiations and Restructuring at the Pension Benefit Guaranty Corporation, a U.S. government agency, from November 2012 to January 2016. He is a director and the Audit Committee Chairman at Aspen Group Inc., an online for profit university. Mr. Rich served as director and Chief Executive Officer at In the Car, LLC from October 2011 to November 2012. Mr. Rich was a FINRA Registered Managing Director with Whitemarsh Capital Advisors LLC, a broker-dealer, from February 2009 through December 2014. Mr. Rich served as a director, audit committee chairman and Commission qualified audit committee financial expert of Interclick, Inc. from 2007 to 2010. From 1995 to May 2008, Mr. Rich was director, Senior Vice President and Portfolio Manager at GEM Capital Management Inc. From 1993 to 1995, Mr. Rich was a Managing Director of High Yield Finance, Capital Markets & North American Loan Syndicate, Sales and Trading at Citicorp Securities. From 1985 to 1993, he served as Managing Director of Debt Capital Markets at Merrill Lynch. From 1978 to 1985, Mr. Rich held various Analyst positions in numerous companies, including Cypress Capital Management, Inc. (Vice President and Analyst from 1983 to 1985), FIAMCO (Distressed/High Yield Bond Analyst from 1981 to 1983), Progressive Corporation (Financial Analyst from 1980 to 1981) and Prescott, Ball and Turben (Distressed/High Yield Bond Analyst from 1978 to 1980). Mr. Rich’s 30+ years of experience in the financial sector qualifies him to be a member of our board of directors.

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L.J. Rowell, 84, has served as one of our directors since April 2006. He is a past President (1984-1996), Chief Executive Officer (1991-1996) and Chairman of the Board (1993-1996) of Provident Mutual Life Insurance Company, where he also held various other executive and committee positions from 1980 until his retirement in 1996. Mr. Rowell served on the board of directors of the PMA Group from 1992 until 2009. Mr. Rowell served on the board of directors of the Southeast Pennsylvania Chapter of the American Red Cross, the American College, The Foundation at Paoli, and The Milton S. Hershey Medical Center. Mr. Rowell also has served on the Board of Trustees of The Pennsylvania State University as a business and industry trustee since 1992. In 1991, he served as the Chairman of the Major Business Division for the United Way of Southeastern Pennsylvania. Mr. Rowell also has served as Chairman of The American Red Cross Ad Blood Campaign and has previously served on its Major Contributions Donor Campaign. Mr. Rowell’s extensive experience in the health insurance industry and his civic service for various health care organizations qualifies him to be a member of our board of directors.

Paul Soltoff, 62, has served as one of our directors since November 2005. He is currently Managing Partner of RobPet, LLC since 2015. He served as Chairman and Chief Executive Officer of Acquirgy, Inc. from 2009 to 2014. He served as Chairman and Chief Executive Officer of SendTec, Inc. from its inception in February 2000 through 2009. From 1997 until February 2000, Mr. Soltoff served as Chief Executive Officer of Soltoff Direct Corporation, a specialized direct marketing consulting company. From September 2004 until October 2005, Mr. Soltoff served as a director of theglobe.com. Mr. Soltoff’s experience as an officer and director in the Internet marketing sector qualifies him to be a member of our board of directors.

Anthony R. Verdi, 67, has served as one of our directors since June 2008, as our Chief Financial Officer and Assistant Secretary since November 2005, as our Chief Operating Officer since April 2008, as Acting Principal Executive Officer from June 20, 2008 through May 18, 2011 and as Principal Executive Officer from May 18, 2011 through January 26, 2015. From 2001 until November 2005, Mr. Verdi provided consulting services to life, health and property and casualty insurance company agency and venture capital clients. Mr. Verdi served as Chief Operating Officer of Provident American Corporation and Chief Financial Officer of HealthAxis, Inc. From January 1990 until December 1998, Mr. Verdi served as Chief Financial Officer of Provident American Corporation. From July 1986 until January 1990, he was the Vice President and Controller of InterCounty Hospitalization and Health Plans, a nonprofit group medical insurer. From April 1971 until July 1986, he served in various finance and accounting capacities for the Academy Insurance Group, ultimately serving as the Assistant Controller. Mr. Verdi’s extensive experience in the health insurance industry and his financial and accounting background qualifies him to be a member of our board of directors.

Edmond J. Walters, 55, has served as one of our directors since April 2008. Mr. Walters is Founder and Chief Executive Officer of eMoney Advisor, a wealth planning and management solutions provider for financial advisors that Mr. Walters founded in 2000 and is now a wholly-owned subsidiary of Commerce Bancorp. Prior to forming eMoney Advisor in 2000, Mr. Walters spent more than 20 years in the financial services industry, advising high net worth clients. From 1983 to 1992 he was associated with Kistler, Tiffany & Company in Wayne, PA. In 1992, Walters helped found the Wharton Business Group, a financial advising firm, in Malvern, PA. Mr. Walters’ 20+ years of experience in the financial sector qualify him to be a member of our board of directors.

Our board of directors recommends a vote “FOR” Proposal 1 to elect each of the foregoing nominees.

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Board of Directors and Committees

Our board of directors currently is composed of Messrs. Adamsky, Azeez, Caldwell, Harrison, Harvey, Krigstein, Oakes, Rich, Rowell, Soltoff, Verdi and Walters. Mr. Caldwell is the Chairman of our board of directors. Directors serve until the next annual meeting of stockholders, until their successors are elected, or appointed or qualified, or until their prior resignation of removal. Our executive officers are appointed by, and serve at the discretion of, our board of directors.

Although our common stock is not listed on NASDAQ and, as a result, we are not subject to NASDAQ’s listing standards, we voluntarily strive to comply with such standards. As required under the NASDAQ listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by a company’s board of directors. Our board of directors, in applying the standards for independence as defined by Rule 4200(a)(15) of the NASDAQ listing standards and Rule 10A-3(b)(1)(ii) promulgated by the Securities and Exchange Commission, has affirmatively determined that Messrs. Adamsky, Azeez, Harrison, Harvey, Krigstein, Rich, Rowell, Soltoff and Walters are “independent” directors.

Our board of directors has established an audit committee, a compensation committee and a nominating and governance committee. Pursuant to our Amended and Restated Bylaws, our board of directors may from time to time establish other committees to facilitate the management of our business and operations.

Board and Committee Meetings

During the year ended December 31, 2015, our board of directors held six meetings. Pursuant to our Corporate Governance Guidelines, all directors are encouraged to attend special and annual meetings of stockholders. No director attended fewer than 75% of the aggregate of the total number of meetings of the board of directors and the total number of meetings held by all committees of the board on which each particular director served. Messrs. Adamsky, Azeez, Caldwell, Harrison, Harvey, Krigstein, Oakes, Rich, Rowell, Soltoff, Verdi and Walters attended the 2015 Annual Meeting of Stockholders. During the year ended December 31, 2015, our audit committee of our board of directors held four committee meetings. During the year ended December 31, 2015, our compensation committee and our nominating and governance committee of our board of directors held no committee meetings.

Board Leadership Structure and Risk Oversight

The role of chief executive officer and chairman of the board were separate positions through January 26, 2015 and were combined into a single position with Mr. Caldwell’s appointment as chief executive officer on January 26, 2015. We believe it is the chief executive officer’s responsibility to oversee the Company’s operations and the chairman’s responsibility to coordinate the appropriate functioning of the board.

The audit committee is primarily responsible for overseeing the Company’s risk management processes on behalf of the full board. The audit committee receives reports from management at least quarterly regarding the Company’s assessment of risks and the audit committee meets with management to discuss the Company’s policies with respect to risk assessment and risk management, the Company’s major financial risk exposures and the steps management has taken to monitor and mitigate these exposures. The audit committee reports regularly to the full board of directors, which also considers the Company’s risk factors. While the board oversees the Company’s risk management, company management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that our board leadership structure supports this approach.

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Code of Business Conduct and Ethics

We adopted an amended and restated Code of Business Conduct and Ethics on January 29, 2008. Our Code of Business Conduct and Ethics, in accordance with Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K, applies globally to our corporate directors, executive officers, senior financial officers and other employees. Our Code of Business Conduct and Ethics is intended to promote honest and ethical conduct, full and accurate reporting, and compliance with laws as well as other matters. A printed copy of our Code of Business Conduct and Ethics may be obtained free of charge by writing to us at InsPro Technologies Corporation, 150 N. Radnor-Chester Road, Suite B-101, Radnor, Pennsylvania 19087.

Audit Committee

The members of our audit committee are Messrs. Caldwell, Rich and Rowell. Mr. Caldwell became chairman of the committee effective upon his appointment to the board of directors on April 1, 2008 through January 26, 2015. Mr. Rich became chairman of the committee effective upon his appointment by the board of directors on January 26, 2015. Our audit committee assists our board of directors in its oversight of:

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the evaluation of the performance of the independent auditors, including to determine whether to engage or dismiss the independent auditors and to monitor the independent auditors’ qualifications and independence; and

•	the preparation of the report required by the rules of the Securities and Exchange Commission to be included in our proxy statement.

Our board of directors has determined that Mr. Rich is an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the Securities and Exchange Commission. Although our common stock is not listed on NASDAQ and, as a result, we are not subject to NASDAQ’s listing standards, we voluntarily strive to comply with such standards with the exception of Mr. Caldwell’s membership on the audit committee. Our board of directors, in applying the above-referenced standards, has affirmatively determined that each of Messrs. Rich and Rowell are “independent”.

We believe that the composition of our audit committee meets the requirements for independence under the current requirements of the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission rules and regulations, and the functioning of our audit committee complies with the applicable requirements of the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission rules and regulations.

A copy of the charter of our audit committee is attached to this proxy statement as Appendix A.

Compensation Committee

The members of our compensation committee are Messrs. Adamsky, Harrison and Rich. Mr. Harrison chairs the committee. Specific responsibilities of our compensation committee include:

•	to establish and periodically review our compensation philosophy and the adequacy of compensation plans and programs for executive officers and our other employees;

•	to establish compensation arrangements and incentive goals for executive officers and to administer compensation plans;

•	to review the performance of the executive officers, award incentive compensation and adjust compensation arrangements, as appropriate, based on performance;

•	to review and monitor management development and succession plans and activities; and
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•	to prepare the report on executive compensation required by the rules of the Securities and Exchange Commission to be included in our proxy statement.

We believe that the composition of our compensation committee meets the requirements for independence under, and the functioning of our compensation committee complies with, the applicable requirements of the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission rules and regulations.

A copy of the charter of our compensation committee was attached to our 2014 proxy dated July 10, 2014 and it has not since been amended.

Nominating and Governance Committee

The members of our nominating and governance committee are Messrs. Rowell, Harrison, Soltoff and Walters. Mr. Rowell chairs the committee. This committee is responsible for recommending qualified candidates to the board of directors for election as directors, including the slate of directors that the board proposes for election by stockholders at Annual Meetings. While the committee does not have a formal diversity “policy,” the committee recommends candidates based upon many factors, including the diversity of their business or professional experience, the diversity of their background and their array of talents and perspectives. We believe that the committee’s existing nominations process is designed to identify the best possible nominees for the board, regardless of the nominee’s gender, racial background, religion or ethnicity. The committee identifies candidates through a variety of means, including recommendations from members of the board and suggestions from our management, including our Chairman and Chief Executive Officer. In addition, the committee considers candidates recommended by third parties, including stockholders. Stockholders wishing to recommend director candidates for consideration by the committee may do so by writing our Secretary and giving the recommended candidate’s name, biographical data and qualifications.

The nominating and corporate governance committee operates under a formal charter adopted by the board that governs its duties and standards of performance. A copy of the nominating and governance committee charter was attached to our 2014 proxy dated July 10, 2014 and it has not since been amended.

Transactions With Related Persons

From the beginning of our fiscal year preceding until the date of this proxy statement, there has been no transaction, nor is there any transaction currently proposed, to which we were, are, or would be a participant, in which the amount involved exceeded or would exceed the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years and in which any of our directors or executive officers, any holder of more than 5% of our common stock or any member of the immediate family of any of these persons or entities had or will have a direct or indirect material interest, other than the transactions listed below.

•	On May 22, 2014, the board of directors of the Company granted warrants to purchase 1,140,000 shares of Series B Convertible Preferred Stock with a par value of $0.001 per share (“Series B Stock”) at an exercise price equal to $3.00 per share (the “Series B Warrants”) to the directors of the Company. Messrs. Adamsky and Caldwell assigned their warrants to Co-Investment Fund. The Series B Warrants are immediately exercisable, non transferrable and expire on May 22, 2019.

•	On May 22, 2014, the board of the Company authorized the grant of a warrant to purchase 30,000 shares of the Series B Stock at an exercise price equal to $3.00 per share (the “IBC Warrant”) to either Mr. Alan Krigstein or to Independence Blue Cross (“IBC”) or its affiliate as designated by Mr. Krigstein subject to and effective on the date of Mr. Krigstein’s designation to the Company of the recipient of the Warrant. Mr. Alan Krigstein, the Executive Vice President and Chief Financial Officer of Independence Hospital Indemnity Plan, Inc. (formerly named Independence Blue Cross) and Independence Blue Cross, LLC (“IBC, LLC”), was subsequently elected as a director of the Company effective June 3, 2014. On August 14, 2014, the Company received Mr. Krigstein’s written notice designating the IBC Warrant to be issued to IBC, LLC. The Company granted the Warrant to IBC, LLC effective August 14, 2014. The IBC Warrant is immediately exercisable, non transferrable and will expire on May 22, 2019.

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•	On January 30, 2015, the Company and InsPro LLC issued a Secured Convertible Promissory Note (the “Note”) to Co-Investment Fund II, a holder of more than 5% of our common stock on an as converted basis, pursuant to a Secured Convertible Promissory Note Purchase Agreement (the “Note Purchase Agreement”). In connection with the Note Purchase Agreement, the Company, InsPro LLC and Co-Investment entered into a Security Agreement (the “Security Agreement”, and together with the Note and the Note Purchase Agreement, the “Financing Agreements”). Pursuant to the terms and subject to the conditions set forth in the Financing Agreements, Co-Investment provided a loan in the amount of $1,000,000 (the “Loan”) to the Company and InsPro LLC, which is secured by all assets of the Company and InsPro LLC other than copyright applications, copyright registration, patents, patent applications, trademarks, services markets and other intellectual property (“Collateral”). Pursuant to the Note, interest in the amount of 8% per annum, calculated on a 365 or 366 day year, as the case may be, and the principal amount of $1,000,000 and accrued interest will be paid on or before June 30, 2016. Co-Investment has the right to convert principal and accrued interest into the equity securities of the Company in the event that the Company issues and sells equity securities to investors on or before the repayment in full of the Note in an equity financing resulting in gross proceeds to the Company of at least $1,000,000. In the event that the Company consummates a consolidation, merger of reorganization in which the stockholders of the Company do not hold at least a majority of the voting power of the surviving entity in substantially the same proportion immediately after such consolidation, merger or reorganization, or the Company consummates a transaction or series of related transaction in which in excess of fifty percent of the voting power is transferred, then upon notice to Co-Investment the Company shall repay the entire outstanding principal balance and all unpaid accrued interest under the Note upon the closing of such transaction. The Company and InsPro LLC may prepay the Note at any time in whole or in part without payment of penalty or unearned interest.

o	Pursuant to the Security Agreement, the Company shall not, without the Co-Investment’s prior consent, sell, lease or otherwise dispose of any equipment or fixtures constituting Collateral. In addition, the Company and InsPro LLC will furnish Co-Investment with such information and documents regarding the Collateral and their financial condition, business, assets and liabilities as is reasonably requested by Co-Investment.

o	In connection with the Financing Agreements, Co-Investment entered into a Subordination Agreement (“Subordination Agreement”) with SVB, the terms of such agreement were approved by the Company, InsPro LLC and Atiam Technologies L.P. Pursuant to the Subordination Agreement, Co-Investment agreed, among other things, that all obligations under the Amended and Restated Loan Agreement and any other obligations to SVB would be senior to the outstanding indebtedness under the Financing Agreements.

•	On March 27, 2015, the Company and InsPro LLC issued a second Secured Convertible Promissory Note (the “Second Note”) to Co-Investment pursuant to a second Secured Convertible Promissory Note Purchase Agreement (the “Second Note Purchase Agreement”). The terms of the Second Note are essentially identical to the terms of the Note and the terms of the Second Note Purchase Agreement are essentially identical to the terms of the Note Purchase Agreement. In connection therewith, Co-Investment provided a second loan in the amount of $1,000,000 to the Company and InsPro LLC.

•	On March 17, 2015, the Company received a loan from Edmond Walters, a current director of the Company, in the amount of $500,000 (the “Walters Loan”). The Walters Loan was a pre-payment by Mr. Walters in connection with any future issuance of equity securities of the Company, and is convertible into equity securities of the Company in connection with any such future issuance of equity securities as agreed to by the Company and Mr. Walters. The Walters Loan is refundable to Mr. Walters on demand, without interest, if the Company does not consummate an equity financing within a time period to be determined by the Company and Mr. Walters.

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•	On September 18, 2015, the Company completed a private placement (the “September Private Placement”) with certain accredited investors (collectively, the “Investors”), including Co-Investment, Donald Caldwell who is the CEO and chairman of the board of directors of the Company and managing partner of Co-Investment, Edmond Walters, who is a director of the Company, and Azeez Enterprises, LP, which is affiliated with Michael Azeez, who is a director of the Company, for an aggregate of 1,163,141 shares of our Series B Convertible Preferred Stock and warrants to purchase 11,631,410 shares of our common stock (the “2015 Warrants”). The Company sold to the Investors 1,163,141 units (“Units”) at a per Unit price of $3.00, for an aggregate total investment of $3,489,423, and each unit consisted of one share of Series B Preferred Stock and a warrant to purchase 10 shares of our Common Stock at an initial exercise price of $0.15 per share (“Warrant Shares”), subject to adjustment pursuant to the terms of a securities purchase agreement (the “Purchase Agreement”). In the September Private Placement the Company issued 696,475 shares of Series B Preferred Stock and a warrant to purchase 6,964,750 shares of the Company’s Common Stock to Co-Investment, 166,666 shares of Series B Preferred Stock and a warrant to purchase 1,666,660 shares of the Company’s Common Stock to Edmond Walters, 150,000 shares of Series B Preferred Stock and a warrant to purchase 1,500,000 shares of the Company’s Common Stock to Azeez Enterprises, LP. and 150,000 shares of Series B Preferred Stock and a warrant to purchase 1,500,000 shares of the Company’s Common Stock to an unrelated third party.

o	Pursuant to the terms of the Purchase Agreement, the Company and Co-Investment agreed that, effective at the closing on September 18, 2015, (i) the Note and Second Note (collectively, the “Notes”) were amended such that the entire principal amount of such Notes plus accrued interest as of the closing was converted into Units, (ii) the Notes were converted in accordance with the terms thereof by the issuance of the Units to Co-Investment under the Purchase Agreement, (iii) all amounts owed to Co-Investment by the Company under borrowings by the Company, whether evidenced orally or in writing, including without limitation, the Notes and any unpaid principal balance, any interest owed and any penalties or additional fees owed to Co-Investment (collectively, “Existing Indebtedness”), was fully paid and satisfied by the Company, and the Existing Indebtedness was cancelled, and (iv) the Notes and any other agreements entered into in connection with the Notes were amended to give effect to the foregoing.

o	Pursuant to the terms of the Purchase Agreement, the Company and Edmond Walters agreed that, effective at the closing on September 18, 2015, (i) the Walters Loan was converted by the issuance of the Units to Edmond Walters under the Purchase Agreement, (ii) all amounts owed to Edmond Walters by the Company under borrowings by the Company, whether evidenced orally or in writing, including without limitation, the Walters Loan and any unpaid principal balance, any interest owed and any penalties or additional fees owed to Edmond Walters (collectively, “Walters Existing Indebtedness”), was fully paid and satisfied by the Company, and the Walters Existing Indebtedness was cancelled, and (iii) the Walters Loan and any agreements entered into in connection with the Loan were amended to give effect to the foregoing.

•	On October 6, 2015, the Company entered into and completed a private placement (the “IBC Private Placement”) with Independence Blue Cross, LLC, a Pennsylvania limited liability company ( “IBC”), for an aggregate of 333,333 shares of its Series B Preferred Stock and a warrant to purchase 3,333,330 shares of the Company’s Common Stock, pursuant to the terms of a securities purchase agreement In the IBC Private Placement the Company sold to IBC 333,333 units at a per unit price of $3.00, for an aggregate total investment of $999,999, and each unit consisted of one share of Series B Preferred Stock and a warrant to purchase 10 shares of the Company’s Common Stock at an exercise price of $0.15 per share, subject to adjustment.

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Selection of Directors and Stockholder Nominations Process

In connection with our proxy solicitation relating to an annual meeting of stockholders, our board of directors recommends a slate of nominees for election by our stockholders. In addition, our board of directors fills vacancies on our board of directors when necessary or appropriate. Recommendations or determinations of our board of directors are made after consideration of the recommendations of, and information supplied by, our nominating and governance committee as to the suitability of each individual, taking into account the criteria described below and other factors, including requirements for board committee membership. The nominating and governance committee considers candidates for board membership suggested by its members and other board members, as well as management and stockholders. The nominating and governance committee also may determine to retain third-party executive search firms to identify candidates from time to time.

Our nominating and governance committee considers board candidates based on various criteria, such as their broad range of skills, expertise, industry and other knowledge, and business and other experience useful to the effective oversight of our business. Our board of directors and nominating and governance committee also seek members from diverse backgrounds so that our board of directors consists of members with a broad spectrum of experience and expertise and with a reputation for integrity. In determining whether to recommend a director for reelection, our nominating and governance committee also considers a director’s past attendance at meetings and participation in and contributions to the activities of the board of directors and committees of the board on which the director served.

The nominating and governance committee will consider director nominees recommended by stockholders who submit the following information in writing to InsPro Technologies Corporation, 150 N. Radnor-Chester Rd., Suite B-101, Radnor, PA 19087, Attn: Assistant Secretary, if such information is received at least 120 calendar days before the one-year anniversary of the date of mailing of our materials for the prior year’s annual meeting of stockholders:

•	the name and address of the recommending stockholder;

•	the name of the candidate and information about the candidate that would be required to be included in a proxy statement under the rules of the Securities and Exchange Commission;

•	information about the relationship between the candidate and the recommending stockholder;

•	the consent of the candidate to serve as a director; and

•	proof of the number of Shares that the recommending stockholder owns and the length of time the Shares have been owned.

We may require any nominating stockholder or proposed nominee to furnish such other information as may reasonably be required to determine the eligibility of such proposed nominee to serve as one of our directors.

Assuming that appropriate information has been provided on a timely basis as described above and in accordance with our Amended and Restated Bylaws, the nominating and governance committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Stockholder Communications to our Board of Directors

Our board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Stockholders may send communications to our board of directors in writing, addressed to the full board of directors, individual directors or a specific committee of our board of directors, c/o InsPro Technologies Corporation, 150 N. Radnor-Chester Rd., Suite B-101, Radnor, PA 19087, Attn: Assistant Secretary. Our board of directors relies on our Assistant Secretary to forward written questions or comments to the full board of directors, named directors or specific committees of our board of directors, as appropriate. General comments or inquiries from stockholders are forwarded to the appropriate individual, as appropriate.

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PROPOSAL 2: RATIFICATION OF APPOINTMENT OF D’ARELLI PRUZANSKY, P.A. AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016

The audit committee of our board of directors has appointed D’Arelli Pruzansky, P.A. as our independent registered public accountants for the fiscal year ending December 31, 2016 and has further directed that management submit the appointment of D’Arelli Pruzansky, P.A. as our independent registered public accountants for ratification by the stockholders at the Annual Meeting. Representatives of D’Arelli Pruzansky, P.A. are expected to be available at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Neither our Amended and Restated Bylaws nor any other governing documents or law require stockholder ratification of the appointment of D’Arelli Pruzansky, P.A. as our independent registered public accountants. However, the audit committee is submitting the appointment of D’Arelli Pruzansky, P.A. to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the audit committee will reconsider whether or not to retain D’Arelli Pruzansky, P.A. Even if the appointment is ratified, the audit committee, in its discretion, may direct the appointment of different independent registered public accountants at any time during the year if they determine that such a change would be in the best interests of our stockholders.

The affirmative vote of a majority of the Shares present in person or represented by proxy and entitled to vote at the Annual Meeting on this proposal will be required to ratify the appointment of D’Arelli Pruzansky, P.A.. Any abstentions will have the effect of votes against the proposal. Any broker non-votes will have no effect on the proposal.

A summary of the fees of D’Arelli Pruzansky, P.A. for the years ended December 31, 2015 and 2014 are set forth below:

	2015 Fees	2014 Fees
Audit Fees (1)	$82,500	$82,500
Audit-Related Fees (2)	2,500	-
Tax Fees	-	-
All Other Fees	-	-
Total Fees	$85,000	$82,500

(1)	Audit fees of D’Arelli Pruzansky, P.A. for the fiscal years ended December 31, 2015 and 2014 were for professional services rendered for the 2015 and 2014 audits and our interim quarterly reviews of our consolidated financial statements, which are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Audit-related fees of D’Arelli Pruzansky, P.A. for the fiscal year ended December 31, 2015 were for professional services rendered for the review of the Company’s registration statement on Form S-1.

Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accountants

The audit committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

Our board of directors recommends a vote “FOR” Proposal 2 to ratify and appoint D’Arelli Pruzansky, P.A. as our independent registered public accountants

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EXECUTIVE COMPENSATION

Please see “Proposal 1: Election of Twelve Directors” for a brief biography of Donald R. Caldwell, Chief Executive Officer, Anthony R. Verdi, Chief Financial Officer, and Robert J. Oakes, Vice Chairman of the Board of Directors.

Summary Compensation Table

The following table summarizes the compensation paid to, awarded to or earned during the fiscal years ended December 31, 2015 and 2014 by our Principal Executive Officer and each of our three other most highly compensated executive officers whose total salary and bonus exceeded $100,000 for services rendered to us in all capacities during 2015. The executive officers listed in the table below are referred to in this report as our “named executive officers”. There were no non-equity incentive plan compensation or non-qualified deferred compensation earnings for any of the named executive officers for the fiscal years ended December 31, 2015 and December 31, 2014.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (6)	Stock Awards ($)	Option Awards ($) (7)	All Other Compensation ($) (8)	Total ($)

Donald R. Caldwell (1)	2015	1	-	-	-	9,669	9,670
Chief Executive Officer,	2014	-	-	-	-	-	-
Chairman of the Board of Directors

Anthony R. Verdi (2)	2015	258,333	-	-	-	16,331	274,664
Chief Executive Officer,	2014	250,000	-	-	438,000	16,296	704,296
Chief Financial Officer & Chief
Operating Officer

Robert J. Oakes (3)	2015	300,000	-	-	-	16,416	316,416
President & Chief Executive Officer of InsPro Technologies, LLC	2014	300,000	-	-	438,000	18,970	756,970

Mark Daley (4)	2015	245,833	50,000	-	112,000	7,986	415,819
Chief Revenue Officer of	2014	116,667	24,994	-	75,600	5,801	223,062
InsPro Technologies, LLC

John Keddy (5)	2015	140,477	-	-	112,000	15,770	268,247
Chief Information Officer of	2014	66,288	40,000	-	117,000	9,905	233,193
InsPro Technologies, LLC

(1)          Mr. Caldwell has served as one of our directors and as one of the Co-Chairman of our board of directors from April 2008 through November 24, 2009, as our Chairman since November 24, 2009 and as our Chief Executive Officer and Chairman since January 26, 2015. Mr. Caldwell’s compensation received in 2014 was that of a non-employee director and is included in the tables and disclosures with all other non employee directors. Mr. Caldwell has assigned all of his compensation to the Co-Investment Fund II, L.P.

(2)          Mr. Verdi was appointed as our Chief Financial Officer on November 10, 2005, Chief Operating Officer on April 1, 2008, interim Principal Executive Officer on June 20, 2008 and Principal Executive Officer on May 18, 2011 and effective January 26, 2015 serves as Chief Financial Officer.

(3)          Mr. Oakes served as the President and CEO of our InsPro Technologies, LLC subsidiary since our acquisition of the subsidiary on October 1, 2007 through January 26, 2015 and serves as our Vice Chairman since January 26, 2015.

(4)          Mr. Daley was appointed Chief Revenue Officer of our subsidiary InsPro Technologies, LLC on June 2, 2014.

(5)          Mr. Keddy was appointed Chief Information Officer of our subsidiary InsPro Technologies, LLC on September 24, 2014. Mr. Keddy resigned effective July 17, 2015, and all amounts owed to Mr. Keddy pursuant to his employment agreement were paid to him.

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(6)          Mr. Daley received variable compensation based on license fee revenue recognized in accordance with his variable compensation arrangement. Mr. Keddy received a one-time sign-on bonus.

(7)          Represents the aggregate grant date fair value of the stock option or warrants to purchase the Company’s Series B Convertible Preferred Stock as of the date of grant using the Black-Scholes option-pricing model. Fair value is estimated based on an expected life of five years, an assumed dividend yield of 0% and the assumptions below.

Name	Fiscal Year	Fair Value at Date of Grant ($)	Number of Options Granted (#)	Option Exercise Price ($)	Closing Stock Price on the Date of Grant ($)	Date of Grant	Expected Volatility	Risk Free Interest Rate	Expected Life in Years	Assumed Dividend Yield

Donald R. Caldwell (a)	2015	-	-	-	-	-	-	-	-	-
	2014	-	-	-	-	-	-	-	-	-

Anthony R. Verdi (b)	2015	-	-	-	-	-	-	-	-	-
	2014	$438,000	300,000	$3.000	$3.000	5/22/2014	769%	0.050%	5.0	0.0%

Robert J. Oakes (b)	2015	-	-	-	-	-	-	-	-	-
	2014	438,000	300,000	3.000	3.000	5/22/2014	7.686	0.001	5.003	0.0%

Mark Daley (c) (d)	2015	112,000	80,000	$4.000	1.400	3/27/2015	779%	0.120%	5.0	0.0%
	2014	$75,600	1,800,000	$0.100	$0.042	8/19/2014	753%	0.050%	5.0	0.0%

John Keddy (d)	2015	112,000	80,000	$4.000	1.400	3/27/2015	779%	0.120%	5.0	0.0%
	2014	$117,000	1,800,000	$4.000	$0.065	11/14/2014	789%	0.070%	5.0	0.0%

(a)          Mr. Caldwell received no equity compensation as Chief Executive Officer. On May 22, 2014, the board of directors of the Company granted warrants to purchase 30,000 shares of Series B Preferred Stock at an exercise price equal to $3.00 per share to Mr. Caldwell. On May 22, 2014, Mr. Caldwell assigned these warrants to the Co-Investment Fund II, L.P. The warrants are immediately exercisable, non transferrable and expire on May 22, 2019. Mr. Caldwell’s compensation received in 2014 and 2013 was that of a non-employee director and is included in the tables and disclosures with all other non employee directors.

(b)          On May 22, 2014, the board of directors of the Company granted warrants to purchase 300,000 shares of Series B Preferred Stock at an exercise price equal to $3.00 per share to Messrs. Verdi and Oakes. The warrants are immediately exercisable, non transferrable and expire on May 22, 2019.

(c)          On August 19, 2014, the board of directors of the Company granted options to purchase common stock issued under the Company’s 2010 Equity Compensation Plan to Mr. Daley.

(d)          On March 27, 2015, the board of directors of the Company granted warrants to purchase 80,000 shares of Series A Preferred Stock at an exercise price equal to $4.00 per share to Messrs. Daley and Keddy. The warrants are immediately exercisable, non transferrable and expire on May 22, 2019, however the warrants to Mr. Keddy expired as a result of his termination of employment in accordance with the terms of the warrants.

(8)          All other compensation paid to our named executive officers in the fiscal year ended December 31, 2015 consisted of the following:

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Name	Payments for Auto and Equipment ($) (a)	Company Paid Health, Life and Disability Insurance ($) (b)	Company Matching of Employee 401(k) Contributions (c)	Reimbursement of Personal Living Expenses (d)	Board of Directors Meeting Fees (e)	Total ($)

Donald R. Caldwell	-	-	-	-	9,669	9,669

Anthony R. Verdi	13,200	677	2,454	-	-	16,331

Robert J. Oakes	1,200	12,566	2,650	-	-	16,416

Mark Daley	1,200	4,136	2,650	-	-	7,986

John Keddy	600	6,776	1,252	7,142	-	15,770

(a)          Payments for automobiles and equipment represent monthly allowances for automobiles, cell phones and other equipment.

(b)          Company-paid health, life and disability insurance represent the cost of company-paid insurance premiums covering the named executive officers and, in the case of health insurance premiums, their dependents. The Company paid 75% of these insurance premiums for the named executive officers. Health insurance premiums vary based on several factors, including the age of the named executive officer and the number of their covered dependents.

(c)          Company matching of employee 401(k) contributions represents 25% of the employee’s contribution up to 4% of the employee’s compensation, which were fully vested for Messrs. Verdi and Oakes and unvested for Messrs. Daley and Keddy.

(d)          Reimbursement of personal living expenses for Mr. Keddy represents the reimbursement of Mr. Keddy’s personal living expenses in accordance with his employment arrangement.

(e)          Mr. Caldwell received board and committee meeting fees at the rates specified in the Company’s non employee director compensation plan. Mr. Caldwell has assigned all of his compensation to the Co-Investment Fund II, L.P.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information for the outstanding equity awards held by our named executive officers for the year ended December 31, 2015. There have been no stock awards granted. The information below pertains to stock options, which were granted under the 2010 Equity Compensation Plan (which includes prior grants under our 2005 Incentive Stock Plan, 2006 Omnibus Equity Compensation Plan and 2008 Equity Compensation Plan), a warrant to purchase 150,000 shares of the Company’s Series A Convertible Preferred Stock, which was issued to Mr. Oakes on August 18, 2010, and a warrant to purchase 150,000 shares of the Company’s Series A Convertible Preferred Stock, which was issued to Mr. Verdi on September 14, 2011, warrants to purchase 300,000 shares of the Company’s Series B Convertible Preferred Stock were issued to Mr. Oakes and Mr. Verdi on May 22, 2014, and a warrant to purchase 80,000 shares of the Company’s Series A Convertible Preferred Stock, which was issued to Mr. Daley on March 27, 2015.

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	Option Awards

Name	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
	Exercisable	Unexercisable

Donald R. Caldwell	-	-	-	-	-

Anthony R. Verdi	150,000	-	-	4.00	9/14/2016
	300,000	-	-	3.00	5/22/2019

Robert J. Oakes	300,000	-	-	3.00	5/22/2019

Mark Daley	600,000	1,200,000	-	4.00	8/19/2019
	-	80,000	-	4.00	3/27/2020

John Keddy	-	-	-	-	-

Compensation Committee Interlocks and Insider Participation

No members of our compensation committee are currently, or have been, employed by us as officers or employees. None of our executive officers currently serve, or in the past three years have served, as a member of the board of directors, compensation committee or other board committee performing equivalent functions of another entity that has one or more executive officers serving on our board or compensation committee.

Employment, Severance and Other Agreements

Donald R. Caldwell

Our board of directors appointed Mr. Caldwell Chief Executive Officer and Chairman of our board of directors on January 26, 2015, with an annual salary of $1. Mr. Caldwell is employed as an at-will employee.

Anthony R. Verdi

Pursuant to an amended and restated employment agreement, Mr. Verdi serves as our Chief Financial Officer and Chief Operating Officer. His amended and restated employment agreement automatically renewed for a one year term on March 31, 2013, and, if not terminated, will automatically renew for one year periods. His annual base salary was $225,000 per year from March 31, 2008 through May 30, 2011 and was then increased by the board of directors to $250,000 effective June 1, 2011 and increased to $300,000 effective November 1, 2015. He is entitled to receive such bonus compensation as a majority of our board of directors may determine from time to time.

In the event of Mr. Verdi’s termination without cause or for good reason, he or his estate would receive his then current base annual salary, plus unpaid accrued employee benefits, which is primarily accrued vacation, plus the continuation of his employee benefits for a period of 18 months, less all applicable taxes. In the event of his voluntary termination, death or disability, he or his estate would receive unpaid accrued employee benefits, plus the continuation of his employee benefits for a period of one month, less all applicable taxes.

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Robert J. Oakes

Pursuant to an amended and restated written employment agreement with InsPro Technologies, LLC, Mr. Oakes serves as Vice Chairman of the board of directors. Pursuant to his employment agreement, his annual base salary was $250,000 per year through September 30, 2011. On April 7, 2011, Mr. Oakes received an increase in his base compensation pursuant to his employment agreement to $300,000 retroactive to July 1, 2010, upon InsPro Technologies, LLC achievement of one calendar quarter of positive operating cash flow, which occurred during the calendar quarter ended March 31, 2011. Mr. Oakes was entitled to bonus compensation equal to 100% of the InsPro Technologies, LLC’s net income up to a maximum of $100,000 in 2010 and $100,000 in 2011. Mr. Oakes is entitled to such fringe benefits as are available to other executives of the Company. Mr. Oakes employment agreement was automatically extended for an additional one year term on March 25, 2014 and will be annually automatically extended thereafter unless either party provides written notification to the other party of non-renewal no later than 60 days prior to the termination date of the agreement.

In the event of Mr. Oakes’s termination without cause or for good reason, he or his estate would receive his then current base annual salary, plus unpaid accrued employee benefits, which is primarily accrued vacation, plus the continuation of his employee benefits for a period of 12 months, less all applicable taxes. In the event of his voluntary termination, death or disability, he or his estate would receive unpaid accrued employee benefits, plus the continuation of his employee benefits for a period of one month, less all applicable taxes.

Pursuant to Mr. Oakes employment agreement, he is subject to a non-competition and non-solicitation provision during the term of his employment agreement and for a period of one year following his termination.

Mark Daley

Mr. Daley has served as InsPro Technologies, LLC’s Chief Revenue Officer effective June 2, 2014. Mr. Daley is employed as an at-will employee. Mr. Daley is entitled to variable incentive compensation based on a percentage of new sales pursuant to a written variable compensation arrangement with InsPro Technologies, LLC.

John Keddy

Pursuant to a written employment agreement with InsPro Technologies, LLC Mr. Keddy serves as InsPro Technologies, LLC’s Chief Information Officer effective September 25, 2014. Pursuant to his employment agreement, his annual base salary is $250,000 per year plus such fringe benefits as are available to other executives of the Company. His employment agreement has a term of one year and automatically renewed for a one year term on each anniversary unless either party provides written notification to the other party of non-renewal no later than 30 days prior to the termination date of the agreement. Mr. Keddy resigned effective July 17, 2015.

Pursuant to his written offer of employment Mr. Keddy was entitled to receive a $40,000 one-time sign-on bonus, receive up to $3,500 per week for up to 10 weeks effective September 25, 2014, as reimbursement for out-of-pocket temporary housing costs, receive up to $12,000 for reimbursement of reasonable moving expenses and be eligible to participate in the Company’s management bonus program beginning on January 1, 2015.

Pursuant to Mr. Keddy’s employment agreement, he is subject to a non-competition and non-solicitation provision during the term of his employment agreement and for a period of 6 months following his termination.

Compensation of Directors

The following table sets forth information concerning the compensation of all individuals who served on our board of directors during the fiscal year ended December 31, 2015. There were no option awards and no non-equity incentive plan compensation or nonqualified deferred compensation earnings paid to any of our directors for the year ended December 31, 2015. Directors who are employees receive no additional or special compensation for serving as directors. All compensation for Messrs. Caldwell, Oakes and Verdi is included in the Summary Compensation Table. Mr. Caldwell was appointed Chief Executive Officer of the Company on January 26, 2015. Messrs. Adamsky, and Caldwell have assigned all of their compensation to Co-Investment Fund. Messrs. Adamsky and Caldwell are stockholders, directors and officers of Co-Invest II Capital Partners, Inc., which is the general partner of Co-Invest Management II, L.P., which is the general partner of Co-Investment Fund.

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Name		Fees Earned or Paid in Cash ($) (1)	Stock Awards ($)	Option Awards ($)	Total ($)

Brian Adamsky	(2)	6,500	-	-	6,500

Michael Azeez		6,000	-	-	6,000

John Harrison		6,500	-	-	6,500

Kenneth Harvey		6,000	-	-	6,000

Alan Krigstein	(3)	-	-	-	-

Sanford Rich		8,500	-	-	8,500

L.J. Rowell		8,000	-	-	8,000

Paul Soltoff		6,000	-	-	6,000

Edmond Walters		3,000	-	-	3,000

1)	Represents board and committee meeting fees paid to our directors under our Non-Employee Director Compensation Plan.

2)	Messrs. Adamsky and Caldwell have assigned all of their board compensation to Co-Investment.

3)	Mr. Krigstein has assigned his equity compensation to Independence Blue Cross, LLC and he has declined all cash compensation.

The following table sets forth information concerning the aggregate number of options and warrants available, which are options or warrants issued, outstanding and exercisable, for non-employee directors as of December 31, 2015.

Aggregate Number of Options/Warrants Available as of December 31, 2015

Brian Adamsky (a)	-

Michael Azeez (b)	30,000

Donald Caldwell (a)	-

John Harrison (c)	250,000
(b)	30,000

Kenneth Harvey (b)	300,000

Alan Krigstein (d)	-

Sanford Rich (c)	200,000
(b)	30,000

L.J. Rowell (c)	200,000
(b)	30,000

Paul Soltoff (c)	150,000
(b)	30,000

Edmond Walters (b)	30,000

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(a)	Messrs. Adamsky and Caldwell have assigned all of their board compensation to Co-Investment.

(b)	Represents warrants to purchase shares of the Company’s Series B Convertible Preferred Stock.

(c)	Represents stock options granted from the Company’s 2010 Equity Compensation Plan.

(d)	Mr. Krigstein has assigned his equity compensation to IBC.

Director Compensation Plan

Directors who are employees receive no additional or special compensation for serving as directors. Non- employee directors receive the following compensation under the terms of our Non Employee Director Compensation Plan, which was amended on December 13, 2011, to remove all equity compensation and annual cash retainer components from the plan and to increase the per Board meeting cash fee effective January 2, 2012:

The compensation of the Company’s non-employee directors is as follows:

•	$1,500 meeting fee for each director for each meeting of the Board attended in person or via conference telephone.

•	$500 meeting fee for each committee member for each meeting of a committee of the Board, attended in person or via conference telephone.

We also purchase directors’ and officers’ liability insurance for the benefit of our directors and officers as a group. We also reimburse our non-employee directors for their reasonable out-of-pocket expenses incurred in attending meetings of our board of directors or its committees in accordance with the Company’s expense reimbursement policies in effect from time to time. No fees are payable to directors for attendance at specially called meetings of the board.

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NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE FOLLOWING REPORT OF THE AUDIT COMMITTEE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT OR ANY PORTION OF THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT INSPRO TECHNOLOGIES CORPORATION SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

REPORT OF THE AUDIT COMMITTEE

Our board of directors established an audit committee in January 2006, which was reconstituted in July 2006 to comply with the independence and other requirements under NASDAQ listing standards. Effective July 2006, our board of directors also adopted a written charter for the audit committee. Our audit committee oversees our financial reporting process on behalf of our board of directors.

Our audit committee has reviewed and discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the matters required to be discussed by Statement of Accounting Standards 61 (Codification of Statements on Auditing Standards), as may be modified or supplemented, and their judgments as to the acceptability of our accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards.

Our audit committee has received from and discussed with D’Arelli Pruzansky, P.A. the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The board of directors also discussed with D’Arelli Pruzansky, P.A. any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

Our audit committee reviewed and discussed with management the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. In reliance on these reviews and discussions, our audit committee determined that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the Securities and Exchange Commission.

Respectfully submitted,

By the Audit Committee of the Board of Directors

Donald R. Caldwell

Sanford Rich

L. J. Rowell

July 14, 2016

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PROPOSAL 3 – TO APPROVE, BY A NON-BINDING, ADVISORY VOTE, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, known as the Dodd-Frank Act, this proposal, commonly known as a say-on-pay proposal, gives our stockholders the opportunity to vote to approve or not approve, on an advisory basis, the compensation of our Named Executive Officers. This vote is not intended to address any specific item of compensation or the compensation of any particular officer, but rather the overall compensation of our named executive officers.

We are asking our stockholders to provide advisory approval of the compensation of our Named Executive Officers, as described in the Executive Compensation section of this Proxy Statement. While this vote is advisory and non-binding on the company, it will provide information to our Compensation Committee regarding investor sentiment about our executive compensation philosophies, policies and practices which the Compensation Committee will be able to consider for the remainder of 2016 and beyond.

The Compensation Committee endeavors to provide compensation arrangements that are reasonable given the Company’s size, the nature of its business and the executive’s duties and that align pay with creating shareholder value, minimize risky behavior, and reward the executive for his/her contribution to achieving our business goals. Given the nature of our business and the small number and long-tenure of our executives, the Compensation Committee believes that a straight-forward compensation plan that is economical to administer and that consists of a reasonable base salary and occasional option and other equity grants together with an occasional cash bonus, is appropriate for the Company.

Accordingly, we are asking our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that InsPro Technologies Corporation’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Executive Compensation section of this Proxy Statement.”

Neither the approval nor the disapproval of this proposal will be binding on us, the Compensation Committee or the board of directors or will be construed as overruling decisions by us, the Compensation Committee or the board of directors.

Our board of directors recommends a vote “FOR” PROPOSAL 3 to approve, by a non-binding, advisory vote, the compensation of our named executive officers.

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PROPOSAL 4 – TO APPROVE, BY A NON-BINDING, ADVISORY VOTE, THE FREQUENCY OF THE SHAREHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION

In addition to the non-binding advisory vote on executive compensation, we are also providing our stockholders the opportunity to express their preference for having a say on pay annually, every two years, or every three years, or abstain.  This non-binding “frequency” vote is required at least once every six years beginning with our 2016 Annual Meeting.

After careful consideration, the board of directors has determined that an advisory vote on executive compensation that occurs every three years is the most appropriate for the Company and therefore recommends that you vote for a three-year interval for the advisory vote on executive compensation.  In arriving at this recommendation, the board considered that a three-year vote would enable stockholders to provide direct input on a frequent and clear basis and allow the company to obtain timely information on investor sentiment about our executive compensation.

You may cast your vote on your preferred voting frequency by choosing the option of annual, two years or three years or abstain from voting. The option that receives the highest number of votes cast will be the frequency advisory vote on executive compensation that has been selected by stockholders.  However, consistent with our three year recommendation, because this vote is advisory and non-binding on the board in any way, if the stockholders approve the annual or two-year option, the board may decide that it is in the best interests of our stockholders and the Company to hold the advisory vote on executive compensation less frequently than the option approved by stockholders.

Our board of directors recommends a vote “FOR” for PROPOSAL 4 to approve, by a non-binding, advisory voe, the three year frequency option.

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than ten percent of our common stock to file reports of beneficial ownership and changes in beneficial ownership of our common stock and any other equity securities with the Securities and Exchange Commission. Executive officers, directors, and persons who own more than ten percent of our common stock are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of Forms 3, 4 and 5 furnished to us, or representations from certain reporting persons that no Forms 3, 4 or 5 were required to be filed by such persons, we believe that all of our executive officers, directors and persons who own more than ten percent of our common stock complied with all Section 16(a) filing requirements applicable to them.

STOCKHOLDER PROPOSALS – 2017 Annual Meeting

Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with rules and regulations adopted by the Securities and Exchange Commission by mailing the proposals to InsPro Technologies Corporation, 150 N. Radnor-Chester Rd., Suite B-101, Radnor, Pennsylvania 19087, Attn: Assistant Secretary.

Pursuant to our bylaws, in order for a shareholder proposal (other than a director nomination) to be considered at an annual meeting, the proposal must be delivered to our secretary not less than 60 days nor more than 90 days prior to the first anniversary of the date of the preceding year's annual meeting; however, if the annual meeting of shareholders is advanced more than 30 days prior to or delayed more than 30 days after the first anniversary of the preceding year's annual meeting, in order to be timely, a shareholder proposal must be delivered not later than the close of business on the 10th day following the earlier of the day on which notice of the date of such meeting was mailed or public disclosure was made. Accordingly, in order for a shareholder proposal (other than a director nomination) to be considered at our 2017 Annual Meeting of Stockholders, we must receive the proposal between May 19, 2017 and June 18, 2017 (inclusive) unless the date of our 2017 Annual Meeting of Stockholders meeting is advanced more than 30 days prior to or delayed more than 30 days after August 17, 2017.

Other deadlines apply to the submission of stockholder proposals for the 2017 Annual Meeting of Stockholders that are not required to be included in our proxy statement under Securities and Exchange Commission rules. With respect to stockholder proposals relating to director nominations, see page 12 of this proxy statement. With respect to other stockholder proposals for the 2017 Annual Meeting, the deadline under regulations adopted by the Securities and Exchange Commission is May 30, 2017 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a stockholder gives notice of such a proposal after this deadline, our proxy agents will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the 2017 Annual Meeting of Stockholders.

OTHER MATTERS

Our board of directors is not aware of any other matter not set forth herein that may be brought before the Annual Meeting. However, if any such other matters are properly brought before the meeting, it is the intention of the proxies to vote the Shares represented thereby in accordance with the recommendation of our board of directors on such matters.

Upon written request to InsPro Technologies Corporation, 150 N. Radnor-Chester Rd., Suite B-101, Radnor, Pennsylvania 19087, Attn: Assistant Secretary, we will provide, without charge, to any stockholder solicited hereby, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, including the financials and the schedules thereto. )

By Order of the Board of Directors,

Donald R. Caldwell

Chief Executive Officer and Chairman of the Board of Directors

Dated:      July 14, 2016

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Appendix A

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF INSPRO TECHNOLOGIES CORPORATION

I.	Purpose

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of InsPro Technologies Corporation (the “Company”) is appointed by, and generally acts on behalf of, the Board. The Committee’s purposes shall be:

A.          To assist the Board in its oversight of: (1) the integrity of the Company’s financial statements; and (2) the Company’s compliance with legal and regulatory requirements;

B.          To interact directly with, and evaluate the performance of, the independent auditors, including to determine whether to engage or dismiss the independent auditors and to monitor the independent auditors’ qualifications and independence; and

C.          To prepare the report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s proxy statement.

Although the Committee has the powers and responsibilities set forth in this Charter, the role of the Committee is oversight and shall not relieve the Company’s management of its responsibilities for preparing financial statements that accurately and fairly present the Company’s financial condition, results of operations, and cash flows in accordance with generally accepted accounting principles (“GAAP”) or the responsibilities of the independent auditors relating to the audit or review of financial statements, nor can the Committee certify that the independent auditor is “independent” under applicable rules.

II.	Membership and Qualifications

A.          Number and Independence. The Committee shall consist of at least three directors and a majority of the directors shall be independent. A director will qualify as independent if the Board has affirmatively determined that such director has met the independent director requirements set forth in the Marketplace Rules of the Nasdaq Stock Market. In addition, to qualify as independent, members of the Committee also shall satisfy the requirements of Rule 10-A-3(b) under the Securities Exchange Act of 1934, as amended, which currently are as follows:

1.          At least a majority of the Committee members or immediate family members of such Committee member may be an affiliated person of the Company or any of its subsidiaries, as that term is defined by the SEC; and

2.          At least a majority of the Committee members may accept, directly or indirectly, any consulting, advisory, or other compensatory fees from the Company or any of its subsidiaries, except for fees for services as a director and member of the Audit Committee and any other Board committee.

B.          Financial Sophistication. All members of the Committee shall be financially literate. At least one member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in such member’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities. At least one member of the Committee shall be an “audit committee financial expert” as that term is defined by the SEC.

C.          Selection and Removal. The members of the Committee shall be designated and approved by a majority of the whole Board and shall serve for one-year terms or until their successors are appointed, subject to their earlier resignation, retirement, or removal. No member of the Committee shall be removed except by majority vote of the independent directors of the full Board then in office. The Board shall designate one member of the Committee to serve as Chairman.

D.          Simultaneous Membership. Generally, no member of the Committee may serve simultaneously on the audit committees of more than three public companies without a specific Board determination that such simultaneous service will not impair the ability of such Committee member to serve on the Committee.

A 1

Appendix A

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF INSPRO TECHNOLOGIES CORPORATION

III.	Meetings, Procedures, and Funding

A.          Meetings. The Committee shall meet as often as it may deem necessary and appropriate in its judgment, but in no event fewer than four times per year. A majority of the members of the Committee shall constitute a quorum.

B.          Special Meetings. The Chairman of the Committee or a majority of the members of the Committee may call a special meeting of the Committee.

C.          Additional Attendees. The Committee may request that any directors, officers, or employees of the Company, or any other person whose advice and counsel is sought by the Committee, attend any meeting to provide such information as the Committee requests.

D.          Meetings with Independent Auditors. The Committee shall meet with the independent auditors and management in separate meetings as often as it deems necessary and appropriate in its judgment.

E.          Reporting. The Committee shall report to the Board on the matters discussed at each meeting of the Committee, including describing all actions taken by the Committee at the meeting.

F.          Minutes. The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

G.          Delegation. The Committee may delegate authority to one or more members of the Committee where appropriate, but no such delegation shall be permitted if the authority is required by a law, regulation, or listing standard to be exercised by the Committee as a whole.

H.          Company Resources. The Committee shall have the authority to obtain advice and assistance from internal and external advisors, and the Company shall provide appropriate funding, as determined by the Committee, for the Committee to retain any such advisors without requiring the Committee to seek Board approval.

IV.	Duties and Responsibilities

The Committee shall have the following duties and responsibilities:

A.          Financial Reporting Process.

1.          The Committee shall review and discuss with management and the independent auditors the annual audited financial statements to be included in the Company’s annual report on Form 10-K, the quarterly financial statements to be included in the Company’s quarterly reports on Form 10-Q, the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and any other financial disclosures to be included in SEC filings prior to their release. This discussion should include, where appropriate, a discussion about the Company’s accounting principles, critical accounting estimates, financial statement presentation, significant financial reporting issues and judgments (including off-balance sheet structures and the use of pro forma or non-GAAP financial information), the adequacy of the Company’s internal controls, and any regulatory and accounting initiatives, correspondence with regulators, or published reports that raise material issues with respect to, or that could have a significant effect on, the Company’s financial statements.

2.          The Committee shall recommend to the Board whether the audited financial statements should be included in the Company’s annual report on Form 10-K.

3.          The Committee shall review earnings press releases prior to their release, as well as the types of financial information and earnings guidance provided to analysts and rating agencies.

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Appendix A

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF INSPRO TECHNOLOGIES CORPORATION

4.          The Committee shall prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

B.	Risks and Control Environment.

1.          The Committee shall periodically, but not less than annually, review management’s assessment of the Company’s enterprise-wide risks (including, without limitation, business interruption, crisis management, cyber security issues and the Company’s various insurance coverages).

2.          The Committee shall oversee the Company’s disclosure controls and procedures, including applicable internal control over financial reporting, as well as internal control over financial reporting relating to the authorization of transactions and safeguarding and control of assets, and, where applicable, shall oversee the changes in internal control over financial reporting intended to address any significant deficiencies in the design or operation of internal control over financial reporting or material weaknesses therein and any fraud involving management or other employees that are reported to the Committee. In addition, the Committee shall review and discuss the annual report of management on internal control over financial reporting and the independent auditors’ attestation report on management’s evaluation of internal control over financial reporting, when those reports are required by SEC rules.

C.	Independent Auditors.

1.          The Committee shall have the sole authority to retain, set compensation and retention terms for, terminate, oversee, and evaluate the activities of the Company’s independent auditors. The independent auditors shall report directly to the Committee. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors.

2.          The Committee shall review and approve in advance the retention of the independent auditors for the performance of all audit and lawfully permitted non-audit services and the fees for such services. Pre-approval of lawfully permitted non-audit services may be pursuant to appropriate policies and procedures established by the Committee for the pre-approval of such non-audit services, provided that any such pre-approved non-audit services are reported to the full Committee at its next scheduled meeting.

3.          Prior to initiation of the audit, the Committee shall meet with the independent auditors to discuss the planning and staffing of the audit, including the impact of applicable rotation requirements and other independence rules on the staffing.

4.          The Committee shall, at least annually, obtain and review a report by the independent auditors describing: (a) the independent auditors’ internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities or a private sector regulatory board, within the preceding five years, respecting one or more independent audits performed by the firm, and any steps taken to deal with any such issues; and (c) in order to assess the firm’s independence, all relationships between the firm and the Company.

5.          The Committee shall review periodically any reports prepared by the independent auditors and provided to the Committee relating to significant financial reporting issues and judgments including, among other things, the Company’s selection, application, and disclosure of critical accounting policies and practices, all alternative treatments, assumptions, estimates, or methods that have been discussed with management, including the ramifications of such treatments and the treatment preferred by the independent auditors, and any other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

6.          The Committee shall discuss with the independent auditors any audit problems or difficulties, including any restrictions on the scope of the independent auditors’ activities or on access to requested information, and management’s response to same, shall discuss with the independent auditors any other matters required to be brought to its attention under auditing standards (e.g., Statement on Auditing Standards No. 61 and Independent Standards Board Standard No. 1), and shall resolve any disagreements between the independent auditors and management.

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Appendix A

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF INSPRO TECHNOLOGIES CORPORATION

7.          After reviewing the reports from the independent auditors and the independent auditors’ work throughout the audit period, the Committee will conduct an annual evaluation of the independent auditors’ performance and independence, including considering whether the independent auditors’ quality controls are adequate. This evaluation also shall include the review and evaluation of the audit engagement team, including the lead partner. In making its evaluation, the Committee shall take into account the opinions of management. The Committee shall present its conclusions with respect to the evaluation of the independent auditors to the Board.

8.          The Committee shall set clear policies for the hiring by the Company of employees or former employees of the independent auditors.

D.	Evaluations, Reports and Other Responsibilities.

1.          The Committee shall annually review and assess the performance of the Committee and each Committee member and deliver a report to the Board setting forth the results of its evaluation. In conducting this review, the Committee shall address matters that it considers relevant to its performance, including at a minimum, the adequacy, appropriateness, and quality of the information and recommendations presented to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

2.          The Committee shall make regular reports to the Board on its activities, including reviewing any issues that arise respecting the quality and integrity of the Company’s public reporting, the performance and independence of the Company’s independent auditors, and the effectiveness of the Company’s disclosure controls and procedures.

3.          The Committee shall establish procedures for the approval of all related-party transactions involving executive officers and directors.

4.          The Committee shall establish procedures for: (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

5.          The Committee shall annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for its approval.

6.          The Committee shall maintain free and open communication with the Board, management, the internal auditor, and the independent auditors.

7.          The Committee shall perform any other activities consistent with this Charter, the Company’s Certificate of Incorporation, the Company’s Bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

8.          The Company shall provide appropriate funding, as determined by the Committee, for payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

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INSPRO TECHNOLOGIES CORPORATION 150 N RADNOR-CHESTER RD SUITE B-101 RADNOR, PA 19087

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THE COMPANY NAME INC. - 401 K

SHARES	123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345
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				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.	☐
The Board of Directors recommends you vote FOR the following proposals:				☐	☐	☐

1.	Election of Directors
Nominees

01	Brian Adamsky	02	Michael Azeez	03 Donald R. Caldwell			04 John Harrison	05 Kenneth Harvey
06	Alan Krigstein	07	Robert J. Oakes	08 Sanford Rich			09 L.J. Rowell	10 Paul Soltoff
11	Anthony R. Verdi	12	Edmond J. Walters

The Board of Directors recommends you vote FOR proposals 2 and 3.								For	Against	Abstain

2	To ratify the appointment of D'Arelli Pruzansky, P.A. as Inspro Technologies Corporation’s independent registered public accountants for the fiscal year ending December 31, 2016.							☐	☐	☐

3	To approve, by a non-binding, advisory vote, of the compensation of named executive officers.							☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:							1 year	2 years	3 years	Abstain

4	To approve, by a non-binding, advisory vote, of the frequency of the stockholder to vote on executive compensation.						☐	☐	☐	☐

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0000295173_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com

INSPRO TECHNOLOGIES CORPORATION Annual Meeting of Stockholders August 17, 2016 10:00 AM This proxy is solicited by the Board of Directors

The undersigned hereby appoints Anthony R. Verdi with full power of substitution, to appear on behalf of the undersigned and to vote all shares of common and Preferred stock owned on the record date by the undersigned at the Annual Meeting of Stockholders to be held at the Company's offices located at 150 N. Radnor-Chester Rd., Suite B-101, Radnor, Pennsylvania on August 17, 2016, 10:00 a.m. local time. and at any adjournment or postponement thereof, upon all subjects that may properly come before the Annual Meeting, including the matters described in the notice of the 2016 Annual Meeting and proxy statement furnished herewith, subject to any directions indicated on the reverse side of this card, hereby revoking any and all proxies hereby given.

These proxies will vote FOR the proposal to elect to our board of directors the Twelve nominees listed in the proxy statement, FOR the proposal, to ratify the appointment of D'Arelli Pruzansky, P.A. as our independent registered public accountants, FOR a non-binding, advisory vote, of the compensation of our named executive officers, and FOR a non-binding, advisory vote, of the frequency of the stockholder advisory vote in executive compensation as described in the proxy statement if the applicable boxes are not marked, and, in their discretion, on any other matter that may properly come before the Annual Meeting or any postponement or adjournment thereof. If the applicable boxes are marked and this proxy card is properly executed, the proxies will be voted as directed. The proxies are also authorized to vote upon all other matters as may properly come before the meeting or any adjournment or postponement thereof, utilizing their own discretion as set forth in the notice of the 2016 Annual Meeting and the proxy statement.

Continued and to be signed on reverse side

0000295173_2 R1.0.1.25